INVESTOR PRESENTATION, DECEMBER 2013 EXHIBIT 99.1

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INFORMATION RELATED TO FORWARD-LOOKING STATEMENTS Statements made in this presentation that state the Company’s or management's intentions, hopes, beliefs, expectations or predictions of the future are forward- looking statements. It is important to note that the Company's future events and actual results, financial or otherwise, could differ materially from those projected in such forward-looking statements. Additional information concerning factors that could cause future events or actual results to differ materially from those in the forward-looking statements are included in the “Risk Factors” section of the Company's SEC filings, including, but not limited to, the Company's Annual Report and quarterly reports. You are cautioned not to place undue reliance on such forward-looking statements. USE OF NON-GAAP MEASURES We frequently use the non‐GAAP measures of funds from operations (“FFO”), operating funds from operations (“Operating FFO”), net operating income (“NOI”), Comparable NOI, and measures based on the pro‐rata consolidation method (“pro‐rata”) to explain operating performance and assist investors in evaluating our business. In addition, we present a schedule of components to assist investors in determining the “net asset value” (“NAV”) of the Company and an implied cap rate, also non-GAAP measures. For a more thorough discussion of FFO, Operating FFO, NOI, pro‐rata measures, and NAV, including how we reconcile these applicable measures to their GAAP counterparts, please refer to the Supplemental Package furnished with the SEC on Form 8‐K on December 9, 2013. Copies of our quarterly and annual Supplemental Packages can be found on our website at www.forestcity.net, or on the SEC’s website at www.sec.gov. 3

University Park at MIT Cambridge, Massachusetts This award winning 28-acre, mixed-use campus was started by Forest City in the 1980’s and is immediately adjacent to the Massachusetts Institute of Technology in Cambridge. The 2.5 million s.f. project includes a 210 room hotel, 674 residential units, a grocery store, restaurants and retail, in addition to 11 life science buildings. 4

Drive operational excellence through all aspects of our company Focus on core markets and products as we develop, own and operate a high- quality portfolio Build a strong, sustaining capital structure, improved balance sheet and debt metrics OUR 2012-2015 STRATEGIC PLAN 5 CAPABILITY ADAPTABILITY ACCOUNTABILITY CAPABILITY - ADAPTABILITY - ACCOUNTABILITY

COMPANY PROFILE Founded in 1920 and traded publically since 1960, Cleveland based Forest City is known nationally as a property owner, manager, and developer of some of the largest and most prestigious real estate projects in the country. Forest City’s diverse portfolio includes many premier properties located throughout the United States. With a focus on Core Markets – the New York City metropolitan area, Boston, Greater Washington, D.C., Denver, Los Angeles, San Francisco, Dallas, Philadelphia and Chicago – we have overcome high barriers to entry and developed a unique franchise. Each of these core markets are great urban centers with strong demographics and superior growth potential. 6

OUR MISSION Forest City is a leading owner, operator, and developer of distinctive and diversified real estate projects in select core markets, which create value for our customers, shareholders, and communities through place creation, sustainable practices, and a long-term investment perspective. We operate by developing meaningful relationships and leveraging our entrepreneurial capabilities with creative and talented associates who embrace our core values. OUR VISION To be the real estate leader and partner-of-choice in creating distinctive places to live, work, and shop. 7

RECENT ANNOUNCEMENTS  Greenland Group Memorandum of Understanding  Credit Rating Upgrades from Standard & Poor’s Rating Services and Moody’s Investor Services  Closed strategic capital partnership with QIC to form a joint venture in seven regional malls  Released first Corporate Social Responsibility report  Issuance of $300 million, 3.625% Convertible Senior Notes due 2020  Multifamily Development Equity Fund formed in partnership with Arizona State Retirement System 8

GREENLAND GROUP MEMORANDUM OF UNDERSTANDING  GOAL: Secure strategic partnerships to activate existing entitlement, accelerate growth, mitigate risk and enhance value creation.  STATUS: On October 11, 2013 Forest City and Shanghai-based Greenland Group Co. announced a memorandum of understanding with an exclusivity period expiring December 15, 2013 to create a joint venture to continue the development of Atlantic Yards in Brooklyn, NY. Forest City hopes to reach a definitive agreement with Greenland in the fourth quarter, but cannot give assurances that the transaction will occur. The JV would cover both phase one and phase two of the project – excluding Barclays Center and the first housing tower, B2 – including infrastructure, a platform and residential units.  JOINT VENTURE: The Greenland Group would acquire 70% of the remaining project, co-develop the project with Forest City, and share in the entire project costs going forward at the same percentage interest. Forest City would manage the day-to-day activities on behalf of the JV, which would develop the project consistent with the approved master plan.  IMPACT: The creation of the proposed JV will help accelerate vertical development of the project, including the delivery of affordable housing, and also aligns with our strategy of creating capital partnerships to activate our pipeline, generate liquidity and reduce risk. 9

CREDIT RATING UPGRADES FROM S&P AND MOODY’S  GOAL: Continue to improve the overall risk profile of the company, through building a strong, sustaining capital structure.  STATUS: – October 22, 2013: Standard & Poor’s Rating Services raised their rating on Forest City’s senior unsecured notes to ‘B+’ from ‘B’. In addition, they affirmed the ‘B+’ corporate credit rating and stable outlook on Forest City. – October 24, 2013: Moody’s Investors Service raised Forest City’s senior unsecured rating to ‘B2’ from ‘B3’ and revised the rating outlook to stable from positive.  IMPACT: The positive comments and upgrades from both S&P and Moody’s reaffirm the steps we have taken as a company to improve our debt metrics. These upgrades follow an initial credit rating of ‘BB-’ by Fitch Ratings in March, 2013. These ratings give us additional benchmarks to measure our progress as we continue to de-lever and work to improve our balance sheet metrics. Continuing to achieve additional improvement in all of our corporate debt ratings will remain a high priority. 10

QIC STRATEGIC CAPITAL PARTNERSHIP UPDATE  GOAL: Securing strategic capital partners to invest with us in both existing assets and new opportunities.  STATUS: On September 10, 2013, Forest City announced the closing of seven of the individual joint ventures with QIC.  JOINT VENTURE: Forest City retained 51 percent interest and QIC acquired 49 percent interest in the overall joint venture. Forest City will continue to be responsible for leasing, operations, marketing, financing, development services and asset management of the properties.  IMPACT: Forest City raised cash liquidity of approximately $340 million, after transaction costs. The liquidity raised allowed Forest City to redeem the 7.375% Senior Notes due 2034, of $225 million, with the remainder to be used to fund expansion, renovation and other reinvestment in these centers. 11

RELEASED FIRST CORPORATE SOCIAL RESPONSIBILITY REPORT  GOAL: To communicate our commitment to our core values, through our first ever Corporate Social Responsibility (CSR) report.  STATUS: On August 27, 2013, Forest City released its first Corporate Social Responsibility report, Built on Purpose. The report fulfills the requirements of an Application Level B in accordance with the Global Reporting Initiative (GRI), the leading global framework for CSR reporting.  HIGHLIGHTS: – More than 30 LEED-certified buildings completed or planned – Associate contributions totaling more than $630,000 to the United Way in 2012 – $6 million in energy efficiency savings since 2011 – Over six megawatts of renewable power capacity installed  Impact: Triggered an increase in Forest City’s MSCI Intangible Value Assessment, rating from a BB to an A in a single review rating. According to Greenbiz.com: “The MSCI Intangible Value Asset is a comprehensive review of a company’s risks and opportunities beyond those typically examined in traditional financial analyses. Using industry analysis and peer benchmarking, MSCI evaluates a company on many Environmental, Social and Governance (ESG) factors. The resulting ratings range from AAA on the high end to CCC on the low. Forest City’s rating signifies an increase of two levels, representing a virtually unprecedented accomplishment for the company and reinforcing the importance of its commitment to CSR throughout its mission and core values as an organization.” – Greenbiz.com, December 4, 2013 12

OFFERING OF $300 MILLION, 3.625% CONVERTIBLE SENIOR NOTES  GOAL: Continue to build a strong, sustaining capital structure, strategically taking advantage of opportunities to de-lever and reduce interest expense, while improving our debt metrics.  STATUS: In July, 2013 we closed the offering of $300 million aggregate principal amount of 3.625% Convertible Senior Notes due 2020, resulting in net proceeds of approximately $291 million. These proceeds were used to repay the outstanding balance of the 6.500% Senior Notes due 2017, approximately $132 million. The remaining balance was used to pay down additional debt.  IMPACT: The transaction reflects our continued focus on improving our debt metrics, specifically our fixed-charge coverage ratio, through paying down outstanding debt with issuances at a lower coupon rate. 13

MULTIFAMILY DEVELOPMENT EQUITY FUND  GOAL: Securing strategic capital partnerships to activate existing entitlement, accelerate growth, mitigate risk and enhance value creation.  SELECTION: Forest City was chosen by the Arizona State Retirement System (“ASRS”) based on development expertise, a visible pipeline of opportunities, as well as engagement in communities where we do business.  STATUS: Closed a strategic capital partnership with ASRS in December, 2012. The $400 million equity fund will invest in multifamily development in five core markets: New York City, Washington, D.C., Philadelphia, Los Angeles, and San Francisco. B2 BKLYN, a 363-unit apartment building in Brooklyn, NY and 2175 Market Street, a 88-unit apartment building in San Francisco, CA, are the first two buildings included in the fund.  FUNDING: 75% ASRS, 25% Forest City  IMPACT: Equity to be paired with project financing for an estimated aggregate development investment of $800 million – $1 billion. 14

• Efficient tax strategies = minimal cash taxes • Multi-product & mixed-use projects • Greater flexibility to retain, invest, and distribute cash • Approximately 10% of debt is corporate recourse debt*; all property-level debt is non-recourse TYPICAL REIT • REIT legal structure provides tax benefit • Focus on a single product type • Must distribute 90% of taxable income to shareholders • Higher percentage of debt is unsecured corporate (recourse) debt FOREST CITY FOREST CITY/REIT COMPARISON While Forest City is similar to a typical REIT in many ways, there are important differences 15 * The impact of the following recent announcements and anticipated debt reductions have been included in the figure above:  Includes November, 2013 redemption of the remaining $1.1m of 3.625% Puttable Equity-Linked Senior Notes due 2014

Foundry Lofts Washington, D.C. This adaptive-reuse residential building features 137 loft apartments and 33 penthouse suites. Located at The Yards mixed-use development, this building offers views of the riverfront, the Washington National’s ballpark and even Capitol Hill. 16

BALANCED, DIVERSE NOI SOURCES

Net Operating Income by Product Type
Pro-Rata Consolidation *(dollars in thousands)*
Nine Months Ended October 31, 2013



Military Housing
$17,073
3.4%
Land (1)
$20,328
4.0%
Retail
$173,122
34.1%
Apartments (2)
$125,871
24.8%
Office
$170,990
33.7%

NOI by Product Type:	$	507,384
Hotels		4,019
Non-outlot land sale		8,927
Arena		11,325
The Nets		(2,763)
Corporate Activities		(40,729)
Other (3)		(71,680)
Grand Total NOI	$	416,483

Net Operating Income by Core Market
Pro-Rata Consolidation (dollars in thousands)
Nine Months Ended October 31, 2013



New York City
$149,710
30.5%
Greater Washington, D.C.(4)
$48,705
9.9%
Los Angeles
$48,056
9.8%
Denver
$33,256
6.8%
Boston
$33,048
6.8%
Greater San Francisco
$31,519
6.4%
Chicago
$19,899
4.1%
Philadelphia
$18,820
3.8%
Dallas
$2,933
0.6%
Non-Core Markets
$70,366
14.4%
Regional Malls (5)
$33,999
6.9%

NOI by Market	$	490,311
Hotels		4,019
Non-outlot land sale		8,927
Arena		11,325
The Nets		(2,763)
Corporate Activities		(40,729)
Other (3)		(71,680)
Military Housing		17,073
Grand Total NOI	$	416,483

(1) Includes commercial and residential outlot land sales.
(2) Includes limited-distribution subsidized senior housing.
(3) Includes write-offs of abandoned development projects, non-capitalizable development costs and unallocated management and service company overhead, net of tax credit income.
(4) Includes Richmond, Virginia.
(5) Represents Regional Malls located in Non-Core Markets. Regional Malls located in Core Markets are included in their applicable Core Markets.

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NOI BY PRODUCT TYPE AND MARKET(1) (1) Excludes limited-distribution subsidized senior housing, military housing, supported living, land, land sales, hotels, and other. (2) Represents Regional Malls located in Non-Core Markets. Regional Malls located in Core Markets are included in their applicable Core Markets. 18 Nine Months Ended October 31, 2013 New York City 56% 22% 13% 30.5% Washington DC 10% 10% 12% 9.9% Los Angeles 0% 24% 5% 9.8% Boston 15% 0% 6% 6.8% Denver 0% 4% 4% 6.8% San Francisco 2% 9% 12% 6.4% Chicago 2% 3% 10% 4.1% Philadelphia 2% 3% 9% 3.8% Dallas 0% 0% 3% 0.6% Regional Malls (2) 0% 20% 0% 6.9% Total "Core NOI" 85.6% Cleveland 8% 1% 20% Pittsburgh 3% 2% 1% Florida 0% 0% 1% Other Markets 2% 2% 4% Non-Core Market NOI 14.4% 100% 100% 100% 100.0% Office Retail Apartments Total NOI by Market

NOI BY MARKET AND PRODUCT TYPE(1) (1) Excludes limited-distribution subsidized senior housing, military housing, supported living, land, land sales, hotels, and other. 19 Nine Months Ended October 31, 2013 Office Retail Apartments SUM New York City 64% 26% 10% 100% Washington DC 35% 36% 29% 100% Los Angeles 0% 89% 11% 100% Boston 79% 0% 21% 100% San Francisco 7% 50% 43% 100% Denver 6% 59% 35% 100% Philadelphia 21% 23% 56% 100% Chicago 21% 24% 55% 100% Dallas 0% 0% 100% 100% Cleveland 35% 7% 58% 100% Pittsburgh 26% 69% 5% 100% Florida 0% 87% 13% 100% Las Vegas 0% 100% 0% 100% Other Markets 10% 62% 28% 100% 37% 38% 25% 100%

BARCLAYS CENTER  Opened in September, 2012 and located in Brooklyn, New York, Barclays Center is a state-of-the-art sports and entertainment venue and the anchor of our Atlantic Yards mixed-use project.  Recent News: Forest City and our partners at Barclays Center were selected as the developer to renovate and operate Nassau Veterans Memorial Coliseum. This opportunity will serve as a complimentary venue to Barclays Center, resulting in synergies between the two arenas.  The 670,000 square foot LEED designed arena is the home to Brooklyn Nets basketball (NBA), future home of the New York Islanders (NHL), and is expected to host more than 200 cultural and sporting events annually.  Barclays Center was ranked by Billboard and Pollstar as the mid-year 2013 top-grossing U.S. Venue for concerts and family shows. Overall, listed as #2 worldwide in gross ticket sales revenue behind The O2, and #3 in the world in ticket sales behind only The O2 and Manchester Arena, both in the UK. 20

RECENTLY OPENED AT THE YARDS 21  Opened Q4 2012  39,000 s.f. adaptive-reuse project  Ground level retail and mezzanine office space in a one-of-a-kind setting: a former industrial building at the historic Navy Yard  As of November 25, 2013, 84% leased  Opened Q3 2013  32,000 s.f. adaptive-reuse project  Office building with street-level restaurants  As of November 25, 2013, 80% leased BOILERMAKER SHOPS LUMBER SHED

RECENTLY OPENED: THE CONTINENTAL 22  Located at our Mercantile Place on Main development in Dallas, Texas  Opened: Q1 – 2013  As of November 25, 2013, 67% leased  203-Unit Apartment Building  Forest City now has more than 700 apartments in downtown Dallas located at Mercantile Place on Main, Wilson Building and The Continental.

RECENTLY OPENED: 23  Phased openings began Q3 2013  128-unit community located in Stratford, CT  A transit-oriented development, located near the local rail station and I-95  As of November 25, 2013, 17 units leased of 76 units delivered (22%)  Phased openings began Q3 2013  In total, the community will consist of 24 buildings with a total of 352 one- and two-bedroom apartments and three-bedroom townhomes located at our Stapleton project in Denver, CO  As of November 25, 2013, 48 units leased of 75 units delivered (64%) 1111 STRATFORD ASTER CONSERVATORY GREEN

UNDER CONSTRUCTION: B2 BKLYN  First residential tower at Atlantic Yards, immediately adjacent to Barclays Center  Included in ASRS Development Fund  First modules expected to be delivered in December, 2013  Anticipated opening of Q4-2014  32 Floors, 322’ tall  363 Units: 50% Below Market/50% Market Rate  4,000 s.f. of ground floor retail  Full service building with luxury amenities  Expected to achieve LEED Silver certification 24

UNDER CONSTRUCTION: TWELVE12 • A mixed-use project with 218 rental apartments above 88,000 s.f. of street-level retail, including a 50,000 s.f. grocery store and a 28,000 s.f. fitness center • As of November 25, 2013, 92% lease commitment (retail) • Q3-14 anticipated opening 25

THE YARDS DEVELOPMENT: SITE PLAN

In total, a 42-acre mixed-use project in the neighborhood of the Washington Nationals baseball park in the Capitol Riverfront District of Washington, D.C. Expected to include up to 2,700 residential units, 1.8 million square feet of office space, and 300,000 square feet of retail and dining space.



Foundry Lofts Apts.
Residential/Retail
Opened Q4-2011
Boilermaker Shops
Retail/Office
Opened Q4-2012
Twelve12
218 units of residential
over grocery store
Opening Q3-2014
Parcel H
(Entitled
Future
Residential)
Parcel N
Residential/Retail
Opening 2015
DC Water
Parcels
(Potential Future
Development)
Lumber Shed
Dining/Office
Opened Q3-2013
Riverfront Park (5.5 Acres)
Completed Fall 2010
M
USDOT HEADQUARTERS
USDOT HEADQUARTERS
QUANDER STREET SE
N STREET SE
TINGEY STREET SE
WATER STREET SE
NEW JERSEY AVENUE SE
NATIONALS BALLPARK
ANACOSTIA RIVER
Retail
Residential
Office
theyards

FORESTCITY
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ATLANTIC YARDS DEVELOPMENT: PROJECT PLAN  Announced memorandum of understanding to form a joint venture with Greenland Group  Under the proposed JV, Greenland would acquire 70% of the remaining future development, co-develop the project with Forest City, and share in the entire project costs going forward at the same percentage interest  6,400 Residential Units / 2,250 Affordable  Transit and Infrastructure Improvements  LEED Certified & Sustainable Development  FCE cash investment of approximately $500 million B2 27

NON-CORE ASSET DISPOSITIONS (UPDATE)  Forest City continues to pursue a strategy of disposing non-core assets.  During 2012, we disposed of 12 non-core operating properties, generating cash liquidity of $129 million. In addition, as part of our focus on core rental properties, we successfully completed the sale of substantially all of our land held for disposition, a strategic decision announced at the beginning of 2012.  2013: We continue to seek disposition of non-core assets in non-core markets and expect to generate cash proceeds in a range of approximately $200 - $250 million and removing approximately $300 - $375 million of property level debt for the fiscal year 2013.  Year-to-date 2013: We have disposed of 9 non-core operating properties, generating net cash proceeds of approximately $120 million. At the beginning of the third quarter, we completed the disposition of the Liberty Center complex in Pittsburgh. Notably, the Liberty Center transaction included the sale of the Westin Convention Center Hotel, the last hotel in our portfolio. 28

Charleston Town Center Charleston, WV This premier shopping and dining destination features over 130 specialty shops on three levels. Located in downtown Charleston, adjacent to the Charleston Civic Center, the center is just minutes from the interstate, Yeager Airport and 1,500 hotel rooms. In 2012, Forest City made major renovations, resulting in operating efficiencies and improved customer experience. 29

Pro-Rata Consolidation (Dollars in thousands) Q3 2013 Q3 2012 Comparable NOI - Total 138,565$ -0.1% 138,656$ Comparable NOI - Office 52,673$ -4.0% 54,885$ Comparable NOI - Retail 48,691$ 0.5% 48,436$ Comparable NOI - Residential 37,201$ 5.3% 35,335$ Total "Core NOI" 134,502$ -4.7% 141,203$ Funds From Operations (19,002)$ -123.9% 79,630$ Operating Funds From Operations 41,313$ -33.7% 62,334$ October 31, 2013 October 31, 2012 Total Mortgage debt and notes payable, nonrecourse 6,579,850$ -11.2% 7,405,870$ Total Projects under Construction & Development 1,093,601$ -5.4% 1,156,547$ % Change % Change Q3 2013 RESULTS - AT A GLANCE 30 “Our operating results continue to demonstrate strength in the mature portfolio, particularly in apartments, where comparable property NOI was up ahead of peers. Our results directly reflect the ongoing execution of our strategies to focus on core markets where we have strong assets and entitled development opportunities, and improve our balance sheet and debt metrics to build a strong, sustaining capital structure,” - David J. LaRue, President and CEO

Q3 2013 RESULTS - AT A GLANCE

We are committed to execute on our strategy of operational excellence

	Q3 2013	% Change	Q3 2012
FCE Regional Mall Sales per square foot (PSF) (Rolling 12-month basis)	$ 482	3.7%	$ 465
Residential Total Comparable Monthly Average Rental Rates	$ 1,319	3.4%	$ 1,276
	Contractual Rent PSF (1) (2)	% Change	Prior Rent PSF (1) (2)
12 Month Regional Mall Leasing Spread PSF (New vs Expiring)	$ 56.79	15.2%	$ 49.30
12 Month Office Leasing Spread PSF (New vs Expiring)	$ 39.61	5.6%	$ 37.51

(1) Retail and Office contractual rent per square foot includes base rent and fixed additional charges for common area maintenance and real estate taxes. Retail contractual rent per square foot also includes fixed additional marketing/promotional charges.

(2) For all new leases, contractual rent per square foot is the new base rate as of rental commencement. For all expiring leases, contractual rent per square foot is the base rate at the time of expiration, plus any applicable escalations.

FORESTCITY

31

OFFICE PORTFOLIO OVERVIEW  43 properties, 11.2M s.f. in conventional and life science office  Concentrations in New York City and Boston  Key properties: – New York Times, Manhattan (shown) – University Park at MIT, Cambridge – MetroTech Center, Brooklyn The New York Times headquarters, Manhattan, New York 32 90.4% 89.5% 91.0% 92.8% 92.6% 80.0% 85.0% 90.0% 95.0% 100.0% October 31, 2012 January 31, 2013 April 30, 2013 July 31, 2013 October 31, 2013 Office Comparable Occupancy Recap For the three months ended:

APARTMENT PORTFOLIO OVERVIEW  123 apartment communities, 34,356 total units (24,373 at pro-rata)  Key properties: – 8 Spruce Street, Manhattan – DKLB BKLN, Brooklyn – Foundry Lofts, Washington D.C. – Metro 417, Los Angeles (shown) – Presidio Landmark, San Francisco Metro 417, Los Angeles 33 94.7% 94.7% 94.5% 94.7% 94.8% 80.0% 85.0% 90.0% 95.0% 100.0% October 31, 2012 January 31, 2013 April 30, 2013 July 31, 2013 October 31, 2013 Residential Comparable Occupancy Recap For three months ended:

RETAIL PORTFOLIO OVERVIEW  44 centers, 24.1M total s.f., 14.7M GLA  Enclosed regional malls, open-air lifestyle centers, big-box/power centers, specialty centers  Key properties: – San Francisco Centre/ The Emporium – Short Pump Town Center, Richmond – Victoria Gardens, Rancho Cucamonga, CA – Westchester’s Ridge Hill, New York (Shown) – 42nd Street, New York Westchester’s Ridge Hill, Yonkers, New York (1) All sales data is derived from schedules provided by our tenants and is not subject to the same internal control and verification procedures that are applied to the other data supplied in the supplemental package furnished with the SEC on December 9, 2013. In addition, the data is presented on a one-month lag to be consistent with the calendar year end of our tenants. 34 $465 $470 $476 $480 $482 $400 $440 $480 October 31, 2012 January 31, 2013 April 30, 2013 July 31, 2013 October 31, 2013 FCE Regional Mall Sales per Square Foot (1) Rolling 12-month basis for the periods presented

STAPLETON 35 Located on the site of Denver’s former international airport, Stapleton is one of the largest urban redevelopments in the United States. Forest City was named Master Developer in 1998; construction began in 2001. In 2011, a new interchange opened on Interstate 70 in Denver that greatly enhances access to Stapleton, particularly the northern portion of the project, opening the area for additional development. 2012 marked the tenth anniversary of the first residents moving into Stapleton. This 4,700-acre, mixed use community is home to an estimated 15,000 residents and includes 4,700 homes, 779 rental apartments, 2.1 million s.f. of retail, nearly 400,000 s.f. of office space, 1.2 million s.f. of flex/R&D space, 9 schools, and 800 acres of parks, open space and trails. Of the total acreage designated for development at Stapleton, Forest City has acquired 2,046 acres to date, with 889 acres remaining for future development. As of 12/31/12, the taxable property value added to the City of Denver’s tax rolls totals to approximately $2.5 billion. Current projects under development can be found in the appendix.

36 8 Spruce Street New York City (Lower Manhattan), New York 8 Spruce Street is the tallest residential building in the Northern Hemisphere (76 stories, 899 units). Designed by renowned architect Frank Gehry, the rental apartment building includes a pre-k through 8th grade school, and an ambulatory care facility for New York Downtown Hospital.

$1,084 $700 $564 $512 $178 $870 $0 $200 $400 $600 $800 $1,000 $1,200 $1,400 $1,600 $1,800 $2,000 2009 Year End Issuing New Convertible Debt/Preferred Equity Converting Debt/Preferred to Equity Debt Paydowns/Buybacks Exchanging Straight Debt for Conv Debt/Preferred Equity 2013 Year to Date Million s ($ ) Actively Accessing the Capital Markets Wtd Average Int Rate† 5.8% Wtd Average Int Rate† 4.0% 37 * The impact of the following transaction is included in the bridge above:  Includes the November, 2013 redemption of the remaining $1.1m of 3.625% Puttable Equity-Linked Senior Notes due 2014 †Weighted Average Interest Rate of Senior and Subordinated Debt SENIOR AND SUBORDINATED DEBT AND PREFERRED EQUITY BRIDGE 2013 YTD vs. 2009 Year End (Dollars in millions) *

50 0 50 0 5 0 35 0 30 0 70 0 50 0 1 0 5 2 9 20 0 3 0 0 20 0 15 0 10 0 1,58 4 $0 $200 $400 $600 $800 $1,000 $1,200 $1,400 $1,600 2010 2011 2012 2013 2014 2015 2016 2017 2018 2020 2034 Total Millions ($ ) Change in Recourse Debt Capacity - 2013 YTD Compared to YE 2009 1/31/10 Debt & Revolving Credit Facility Maturities 2013 YTD Convertible Debt Maturities 2013 YTD Non-Convertible Debt & Revolving Credit Facility Maturities 38 ADDRESSING RECOURSE DEBT MATURITIES * * The impact of the following transaction is included in the bridge above:  Includes the November, 2013 redemption of the remaining $1.1m of 3.625% Puttable Equity-Linked Senior Notes due 2014

NET ASSET VALUE DISCLOSURE * * Footnotes provided in the appendix section 39 Q3 2013 Net Stabilized Stabilized Annualized Nonrecourse (Dollars in millions at pro-rata) NOI (1) Adjustments (2) NOI Stabilized NOI (3) Debt (4) Commercial Real Estate A B =A+B Retail Regional Malls 39.0$ (0.2)$ 38.8$ 155.2$ (1,624.9)$ Specialty Retail Centers 15.2 1.5 16.7 66.8 (610.3) Subtotal Retail 54.2$ 1.3$ 55.5$ 222.0$ (2,235.2)$ Office Life Science Office 13.8$ -$ 13.8$ 55.2$ (372.4)$ New York Office 30.1 3.7 33.8 135.2 (1,240.5) Central Business District 4.7 0.1 4.8 19.2 (97.2) Suburban/Other Office 4.1 - 4.1 16.4 (160.5) Subtotal Office 52.7$ 3.8$ 56.5$ 226.0$ (1,870.6)$ Arena 5.7$ 3.3$ 9.0$ 35.8$ (143.4)$ Residential Real Estate Apartments 37.8$ 3.6$ 41.4$ 165.6$ (1,812.4)$ Subsidized Senior Housing 3.1$ 1.0$ 4.1$ 16.4$ (117.4)$ Military Housing 6.8$ (3.0)$ 3.8$ 15.0$ (54.0)$ Subtotal Rental Properties 160.3$ 10.0$ 170.3$ 680.8$ (6,233.0)$ Other (42.3)$ 33.5$ (8.8)$ (35.0)$ -$ Total Rental Properties 118.0$ 43.5$ 161.5$ 645.8$ (6,233.0)$ Net Asset Value Components - October 31, 2013 Completed Rental Properties (“CRP”)

NET ASSET VALUE DISCLOSURE * * Footnotes provided in the appendix section 40 Nonrecourse Net Book (Dollars in millions at pro-rata) Book Value (4) Debt (4) Value Projects under construction 228.4$ (115.6)$ 112.8$ Projects under dev elopment(5) 865.2$ (205.1)$ 660.1$ Land held for dev elopment and sale 58.2$ (26.1)$ 32.1$ 805.0$ Cash and equiv alents 249.2$ 249.2$ Restricted cash and escrowed funds 396.3$ 396.3$ Notes and accounts receiv able, net (6) 472.5$ 472.5$ Net inv estments and adv ances to unconsolidated entities 267.9$ 267.9$ Prepaid expenses and other deferred costs, net 206.7$ 206.7$ Land held for div estiture 11.8$ (9.2)$ 2.6$ 1,595.2$ Bank rev olv ing credit facility (74.9)$ (74.9)$ Senior and subordinated debt (701.1)$ (701.1)$ Less: conv ertible debt 700.0$ 700.0$ Construction payables (113.9)$ (113.9)$ Operating accounts payable and accrued expenses (7) (669.3)$ (669.3)$ (859.2)$ 235.4 Weighted Average Shares Outstanding - Diluted Number of shares for the three months ended October 31, 2013 (in millions) Development Pipeline Other Tangible Assets Recourse Debt and Other Liabilities

Development Pipeline 100% of Pro-Rata Cost Development Pipeline 0% of Pro-Rata Cost FCE-A Stock Price as of 12/3/2013 A 19.33$ 19.33$ Weighted Avg. Shares Outstanding - Diluted B 235.4 235.4 Market Capitalization AXB= C 4,550.3$ 4,550.3$ Net Book Value of Development Pipeline 805.0$ -$ Net Book Value of Other Tangible Assets 1,595.2 1,595.2 Net Book Value of Recourse Debt and Other Liabilities (859.2) (859.2) D 1,541.0$ 736.0$ Implied Equity Value of Completed Rental Properties =C-D 3,009.3$ 3,814.3$ Book Value of Adjusted Rental Properties Nonrecourse Debt 6,233.0 6,233.0 Implied Gross Value of Completed Rental Properties 9,242.3$ 10,047.3$ Annualized Stabilized NOI for Completed Rental Properties 645.8$ 645.8$ Implied Cap Rate 7.0% 6.4% 41 IMPLIED CAP RATE USING OUR NET ASSET VALUE DISCLOSURE (Dollars in millions, except share price)

APPENDIX  Lease Expirations 43  Pipeline 45  Military Housing 47  Financial Covenants 49  Westchester’s Ridge Hill – Site Plan 50  Asset Sales 51  Net Asset Value Components Footnotes 52  Operating Funds From Operations Definition 54  Reconciliation of Operating FFO to FFO 55  Reconciliation of Net Earnings/(Loss) to FFO 56 42

EXPIRATION YEAR NUMBER OF EXPIRING LEASES SQUARE FEET OF EXPIRING LEASES (1) PERCENTAGE OF TOTAL LEASED GLA CONTRACTUAL RENT EXPIRING (2) PERCENTAGE OF TOTAL CONTRACTUAL RENT AVERAGE CONTRACTUAL RENT PER SQUARE FEET EXPIRING (1) 2013 151 614,231 5.20% $ 12,054,884 4.32% $ 33.80 2014 336 1,043,008 8.83 25,155,196 9.01 42.92 2015 254 975,977 8.26 22,772,898 8.16 40.22 2016 288 1,297,518 10.99 35,292,328 12.65 50.70 2017 207 1,274,104 10.79 30,503,802 10.93 37.88 RETAIL LEASE EXPIRATIONS As of 10/31/2013 43 (1) Square feet of expiring leases and average contractual rent per square feet are operating statistics that represent 100% of the square footage and contractual rental income per square foot from expiring leases. (2) Contractual rent expiring is an operating statistic and is not comparable to rental revenue, a GAAP financial measure. The primary differences arise because contractual rent is determined using the tenant’s contractual rental agreements at our ownership share as determined within the rent agreement and it does not include adjustments such as the impact of straight-line rent, amortization of intangible assets related to in-place leases, above and below market leases, and contingent rental payments (which are not reasonably estimable). Contractual rent per square feet includes base rent, fixed additional charges for marketing/promotional charges, common area maintenance and real estate taxes. 0.00% 2.00% 4.00% 6.00% 8.00% 10.00% 12.00% 14.00% 2013 2014 2015 2016 2017 Retail Lease Expirations Percentage of Contractual Rent Expiring As of October 31, 2013

EXPIRATION YEAR NUMBER OF EXPIRING LEASES SQUARE FEET OF EXPIRING LEASES (1) PERCENTAGE OF TOTAL LEASED GLA CONTRACTUAL RENT EXPIRING (2) PERCENTAGE OF TOTAL CONTRACTUAL RENT AVERAGE CONTRACTUAL RENT PER SQUARE FEET EXPIRING (1) 2013 19 78,928 0.78% $ 2,012,050 0.59% $ 28.12 2014 76 947,109 9.40 23,608,739 6.89 38.54 2015 60 525,223 5.21 11,910,349 3.48 26.69 2016 77 1,107,820 10.99 29,102,372 8.50 37.20 2017 39 356,123 3.53 8,396,732 2.45 25.87 OFFICE LEASE EXPIRATIONS As of 10/31/2013 44 (1) Square feet of expiring leases and average contractual rent per square feet are operating statistics that represent 100% of the square footage and contractual rental income per square foot from expiring leases. (2) Contractual rent expiring is an operating statistic and is not comparable to rental revenue, a GAAP financial measure. The primary differences arise because contractual rent is determined using the tenant’s contractual rental agreements at our ownership share as determined within the rent agreement and it does not include adjustments such as the impact of straight-line rent, amortization of intangible assets related to in-place leases, above and below market leases, and contingent rental payments (which are not reasonably estimable). Contractual rent per square feet includes base rent, common area maintenance and real estate taxes. 0.00% 2.00% 4.00% 6.00% 8.00% 10.00% 2013 2014 2015 2016 2017 Office Lease Expirations Percentage of Contractual Rent Expiring As of October 31, 2013

PROPERTY OPENINGS & PROJECTS UNDER CONSTRUCTION

As of October 31, 2013

2013 Property Openings	Location	Date Opened/ Anticipated Opening	FCE Legal Ownership % (a)	Pro-Rata FCE % (a) (1)	Cost at Full Consolidation (GAAP) (b) (in millions)	Total Cost at 100% (2) (in millions)	Cost at FCE Pro-Rata Share (Non-GAAP) (c) (1) X (2) (in millions)	Sq. ft./ No. of Units	Gross Leasable Area	Lease Commitment % (d)
Residential:										
The Continental	Dallas, TX	Q1-13	100%	100%	$ 54.8	$ 54.8	$ 54.8	203	5,000	67%
1111 Stratford	Stratford, CT	Q3-13/Q1-14	100%	100%	23.5	23.5	23.5	128	-	13%
Aster Conservatory Green (Northfield)	Denver, CO	Q3-13/14	90%	90%	50.0	50.0	45.0	352	-	15%
					$ 128.3	$ 128.3	$ 123.3	683	5,000	
Retail Center:										
The Yards - Lumber Shed	Washington, D.C.	Q3-13	100%	100%	$ 15.7	$ 15.7	$ 15.7	32,000	32,000	80%
Total 2013 Openings					**$ 144.0**	**$ 144.0**	**$ 139.0**			
Projects Under Construction										
Residential:										
Radian (120 Kingston)	Boston, MA	Q2-14	50% (e)	50%	0.0	134.2	67.1	240	5,000	
2175 Market Street	San Francisco, CA	Q3-14	25%	25%	41.5	41.5	10.4	88	6,000	
The Yards - Twelve12	Washington, D.C.	Q3-14	80% (f)	100%	121.4	121.4	121.4	218	88,000	Retail: 92%
Winchester Lofts	New Haven, CT	Q3-14	90%	90%	58.8	58.8	53.0	158	-	
3700M (West Village)	Dallas, TX	Q3-14/Q4-14	25% (e)	25%	0.0	88.8	22.2	381	-	
Atlantic Yards - B2 BKLYN	Brooklyn, NY	Q4-14	25%	25%	183.9	183.9	46.0	363	4,000	
Total Projects Under Construction					$ 405.6	$ 628.6	$ 320.1	1,448	103,000	
Fee Development Project (g)										
Dept. of Health & Mental Hygiene (DHMH)	Baltimore, MD	Q2-14	-	-	$ 0.0	$ 138.0	$ 0.0	234,000		

Note: See page 37 in the Supplemental Package for the quarter ended October 31, 2013 for footnotes.

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45

PROJECTS UNDER DEVELOPMENT

As of October 31, 2013

Below is a summary of our active large scale development projects, referred to as our "shadow pipeline," which are crucial to our long-term growth. While we cannot make any assurances on the timing or delivery of these projects, our track record speaks to our ability to bring large, complex projects to fruition when there is demand and available construction financing. The projects listed below represent pro-rata costs of $678.9 million ($869.4 million at full consolidation) of Projects Under Development on our balance sheet and pro-rata mortgage debt of $180.0 million ($239.7 million at full consolidation).

1) *Atlantic Yards* - Brooklyn, NY

Atlantic Yards, a 22-acre mixed-use project, is located adjacent to the state-of-the-art arena, Barclays Center. At full build-out, Atlantic Yards is expected to feature more than 6,400 units of housing, including 2,250 affordable units, approximately 250,000 square feet of retail space, and more than 8 acres of landscaped open space. Construction is underway on the first residential tower, B2 BKLYN, which is expected to open in Q4-2014. We previously announced that we were seeking joint venture partners for the remaining future development. In October, 2013, we announced the signing of a non-binding memorandum of understanding with an exclusivity period expiring December 15, 2013 (the "MOU") with Shanghai-based Greenland Group Co. for a proposed joint venture to develop the full build-out of Atlantic Yards, including investments in infrastructure, a platform and residential units, but excluding the Barclays Center and B2 BKLYN.

Under the proposed joint venture, the Greenland Group would acquire 70% of the project, co-develop the project with Forest City, and share in the entire project costs going forward at the same percentage interest. Forest City would manage the day-to-day activities on behalf of the joint venture, which would develop the project consistent with the approved master plan. Negotiations are ongoing but we cannot give assurance that a binding agreement with the Greenland Group will be reached. Even if an agreement was reached, it would be subject to necessary regulatory approvals.

Whether we are successful in reaching agreement with the Greenland Group or another third party investor, there is a risk that we could grant joint control or otherwise lose control of the resulting joint venture. If that were to occur we may be required to deconsolidate the joint venture and its allocation of the site acquisition costs. Upon deconsolidation, our investment balance in the joint venture would be compared to estimated fair value and recorded at the lesser of fair value or book value. If this were to occur, we estimate that an impairment charge would be required ranging from $250 million to $350 million.

2) *The Yards* - Washington, D.C.

The Yards is a 42-acre mixed-use project, located in the neighborhood of the Washington Nationals baseball park in the Capitol Riverfront District. At full build-out, the project is expected to include up to 2,700 residential units, 1.8 million square feet of office space and 300,000 square feet of retail and dining space. The Yards features a 5.5-acre publicly funded public park that is a gathering place and recreational focus for the community. Current completed projects include Foundry Lofts, Boilermaker Shops and Lumber Shed. Additionally, Twelve12 is currently under construction.

3) *The Science + Technology Park at Johns Hopkins* - Baltimore, MD

The 31-acre Science + Technology Park at Johns Hopkins is a center for collaborative research directly adjacent to the world-renowned Johns Hopkins medical and research complex. Initial plans call for 1.1 million square feet in five buildings, with future phases that could support additional expansion. Current completed projects include 855 North Wolfe Street and a 492,000 square-foot parking garage for Johns Hopkins and the active buildings at the Science + Technology Park. Currently under construction is a 234,000 square-foot commercial building being developed on a fee basis which is expected to be fully leased by the Department of Health & Mental Hygiene (DHMH).

4) *Waterfront Station* - Washington, D.C.

Located in Southwest Washington, D.C., Waterfront Station is adjacent to the Waterfront/Southeastern University MetroRail station. Waterfront Station is expected to include 660,000 square feet of office space, an estimated 400 residential units and 40,000 square feet of retail stores and restaurants.

5) *300 Massachusetts Avenue* - Cambridge, MA

Located in the science and technology hub of Cambridge, MA, the 300 Massachusetts Avenue block represents an expansion of University Park @ MIT. In a 50/50 partnership with MIT, Forest City is presently focused on a project that reflects a development program of approximately 260,000 square feet of lab and office space, which will be anchored by Millenium Pharmaceuticals. Demolition at the property commenced in November 2013. Potential redevelopment of the entire block is possible with the acquisition of adjacent parcels in future phases, and would result in an approximately 400,000 square-foot project.

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MILITARY HOUSING

As of October 31, 2013

The Company provides development, construction and management services for the following Military Housing projects and receives agreed upon fees for these services. The following summary includes Military Housing properties opened and those project phases having a percentage of units both opened and under construction:

Property	Location	Dates Opened/ Anticipated Opening	FCE Pro-Rata %	No. of Units
Military Housing				
Air Force Academy	Colorado Springs, CO	2007-2011	50.0%	427
Hawaii Phase IV (Under Construction)	Kaneohe, HI	2007-2014	*	1,141
Marines, Hawaii Increment II	Honolulu, HI	2007-2011	*	1,175
Midwest Millington	Memphis, TN	2008-2011	*	318
Navy, Hawaii Increment III	Honolulu, HI	2007-2011	*	2,520
Navy Midwest	Chicago, IL	2006-2011	*	1,401
Ohana Military Communities, Hawaii Increment I	Honolulu, HI	2005-2008	*	1,952
Pacific Northwest Communities	Seattle, WA	2007-2011	*	2,985
Southern Group:				
Arnold Air Force Base	Tullahoma, TN	2011-2013	0.0%	22
Joint Base Charleston	Charleston, SC	2011-2013	0.0%	345
Keesler Air Force Base	Biloxi, MS	2011-2012	0.0%	1,188
Shaw Air Force Base (Under Construction)	Sumter, SC	2011-2015	0.0%	630
Total Military Housing Units				**14,104**

* The Company's share of residual cash flow ranges from 0-20% during the life cycle of the project.

Summary of Military Housing Net Operating Income

Development and construction management fees related to our military housing projects are earned based on a contractual percentage of the actual development and construction costs incurred. We also recognize additional development and construction incentive fees upon successful completion of certain criteria, such as incentives to realize development cost savings, encourage small and local business participation, comply with specified safety standards and other project management incentives as specified in the development and construction agreements. NOI from development, construction and incentive fees was $3,279,000 and $5,666,000 for the three and nine months ended October 31, 2013, respectively, and $2,412,000 and $8,258,000 for the three and nine months ended October 31, 2012, respectively.

Property and asset management fees are earned based on a contractual percentage of the annual net rental income and annual operating income, respectively, that is generated by the military housing privatization projects as defined in the agreements. We also recognize certain property management incentive fees based upon successful completion of certain criteria as set forth in the property management agreements. Property management, management incentive and asset management fees generated NOI of $3,310,000 and $10,556,000 for the three and nine months ended October 31, 2013, respectively, and $3,555,000 and $10,786,000 for the three and nine months ended October 31, 2012, respectively.

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47

Forest City is proud to participate in the privatization of rental residential communities for military families. Our portfolio includes more than 14,000 military family homes located in eight states. These include the Southern Group Air Force bases, the U.S. Air Force Academy, and Naval installations in Hawaii, Washington, Illinois, Indiana and Tennessee. Military Housing NOI (In Thousands) MILITARY HOUSING NOI 48 $- $5,000 $10,000 $15,000 $20,000 $25,000 2005 2006 2007 2008 2009 2010 2011 2012 Property Management $1,776 $4,092 $3,379 $6,834 $9,881 $9,872 $10,967 $11,201 Asset Management $316 $559 $1,141 $2,272 $2,192 $2,993 $3,309 $3,197 Construction $1,149 $3,344 $9,033 $12,345 $8,783 $5,634 $4,158 $1,216 Development $3,334 $8,983 $16,624 $23,541 $11,169 $5,883 $5,615 $8,948 Total $6,573 $16,978 $30,177 $44,992 $32,025 $24,381 $24,049 $24,562

FINANCIAL COVENANTS Forest City’s bank revolving credit facility contains certain restrictive financial covenants. A summary of select financial covenants as defined in the agreement, all of which Forest City is compliant with at October 31, 2013, follows: 49 Requirement As of Current As of As of As of Per Agreement October 31, 2013 " ushion" July 31, 2013 April 30, 2013 January 31, 2013 Cr dit Facility Financial Covenants Debt Service Coverage Ratio………………….1.40x 1.61x 0.21x 1.64x 1.71x 1.84x ebt Yield Ratio ……………………………………..>9% 11.82% 2.82% 11.29% 11.29% 12.32% Cash Flow Coverage Ratio ……2.75x 3.37x 0.62x 3.28x 3.19x 3.62x Total Development Ratio……………………….<17% 8.90% 8.10% 8.89% 8.53% 8.61%

WESTCHESTER’S RIDGE HILL – SITE PLAN 50

ASSET SALES

(dollars in thousands)

	Count	Cash Proceeds	Net Sales Price	Annualized NOI	Cap Rate	Leverage
Total (12 Yr + YTD 2013: 2001-2013)	125	$ 1,994,492	$ 5,026,735	$ 319,908	6.4%	60%
Total (10 Yr: 2003-2012)	99	$ 1,461,583	$ 3,565,355	$ 223,519	6.3%	59%
Total (7 Yr: 2006-2012)	78	$ 1,250,357	$ 2,984,549	$ 187,754	6.3%	58%
Total (5 Yr: 2008-2012)	62	$ 814,715	$ 2,215,830	$ 138,275	6.2%	63%

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NET ASSET VALUE COMPONENTS FOOTNOTES

1. Pro-rata Q3 2013 NOI is reconciled to NOI at full consolidation by Product Group for the three months ended October 31, 2013 in the Supplemental Operating Information section of the supplemental package, furnished with the SEC on form 8-K on December 9, 2013.
2. The net stabilized adjustments column represents net adjustments required to arrive at an estimated annualized stabilized NOI for those properties currently in initial lease-up periods, net of the removal of partial period NOI for recently sold properties. The following properties are currently in their initial lease-up periods:

Property	Cost at Full Consolidation (GAAP) (in millions)	Cost at FCE Pro-Rata Share (Non-GAAP)	Lease Commitment % as of November 25, 2013
The Continental	$ 54.80	$ 54.80	67%
1111 Stratford	$ 23.50	$ 23.50	13%
Aster Conserv atory Green (Northfield)	$ 50.00	$ 45.00	15%
The Yards - Boilermaker Shops	$ 21.90	$ 21.90	84%
The Yards- Lumber Shed	$ 15.70	$ 15.70	80%
Westchester's Ridge Hill	$ 891.10	$ 891.10	63%/72%

a) NOI for *The Continental, 1111 Stratford and Aster Conservatory Green* (Apartments) *and The Yards - Boilermaker Shops and The Yards – Lumber Shed* (Specialty Retail Centers) is reflected at 5% of the pro-rata cost disclosed in the table above. This assumption does not reflect Forest City's anticipated NOI, but rather is used in order to establish a hypothetical basis for valuation of leased-up properties.

b) NOI for *Westchester's Ridge Hill* is reflected at 4% of the pro-rata cost disclosed in the table above. This assumption does not reflect Forest City's anticipated NOI, but rather is used in order to establish a hypothetical basis for valuation of leased-up properties. The lease commitment percentage above represents approximately 837,000 square feet of leases that have been signed, representing 63% of the total 1,336,000 square feet after construction is complete. The leased percentage excluding Parcel L is 72%. Parcel L is a self contained pad site at the southern end of the center and has been assumed to be leased in the future predominantly to a single retail tenant in its own phase. Given its location on the end of the site, the lease commitment percentage has been presented both with and without the anticipated square footage for Parcel L in the denominator of Gross Leasable Area.

c) Annual NOI for the Arena is expected to stabilize at approximately $65 million at full consolidation in the 2016 calendar year. Based on the partnership agreement, we expect to receive 55% of the NOI allocation until certain member loans are repaid. Therefore, we have included a stabilization adjustment to the Q3 2013 NOI to arrive at an annual stabilized NOI of $35.8 million.

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NET ASSET VALUE COMPONENTS FOOTNOTES 53 In addition, we include stabilization adjustments from quarterly NOI as follows: d) Due to the temporary decline in occupancy at One Pierrepont Plaza, we have included a stabilization adjustment to the Q3 2013 NOI to arrive at the NOI generated for the year ended January 31, 2013, which we believe to be an estimate of ongoing NOI. e) Due to the fluctuation of NOI as a result of distribution restrictions from our limited-distribution subsidized senior housing properties, we have included a stabilization adjustment to the Q3 2013 NOI to arrive at a stabilized NOI generated for the year ended January 31, 2013, which we believe to be an estimate of ongoing NOI. f) At the conclusion of the initial development period at each of our military housing communities, we estimate the ongoing property and asset management fees, net of operating expenses, to be $15.0 million. g) Other excludes write-offs of abandoned development projects of $26.5 million, tax credit income of $6.8 million and certain variable development and operating overhead. The net stabilized adjustments are not comparable to any GAAP measure and therefore do not have a reconciliation to the nearest comparable GAAP measure. 3. Pro-rata annualized stabilized NOI is calculated by taking the Q3 2013 stabilized NOI times a multiple of four. 4. Amounts are derived from the respective pro-rata balance sheet line item as of October 31, 2013 and are reconciled to their GAAP equivalents in the Selected Financial Information section of the supplemental package, furnished with the SEC on form 8-K on December 9, 2013. 5. In October 2013, we announced the signing of a non-binding memorandum of understanding with Shanghai-based Greenland Group Co., for a proposed joint venture to develop the Brooklyn Atlantic Yards project in Brooklyn, New York. If we are successful in reaching an agreement with the Greenland Group or another third party investor, there is a risk that we could grant joint control or otherwise lose control of the resulting joint venture. If that were to occur we may be required to deconsolidate the joint venture and its allocation of the site acquisition costs. Upon deconsolidation, our investment balance in the joint venture would be compared to estimated fair value and recorded at the lesser of fair value or book value. If this were to occur, we estimate that an impairment charge would be required ranging from $250 million to $350 million. For more detail see the Development Pipeline included elsewhere in the supplemental package furnished with the SEC on form 8-K on December 9, 2013. 6. Includes $160.6 million of straight-line rent receivable (net of $14.7 million of allowance for doubtful accounts). 7. Includes $35.1 million of straight-line rent payable.

OPERATING FUNDS FROM OPERATIONS Operating FFO—In addition to reporting FFO, we report Operating FFO as an additional measure of our operating performance. We believe it is appropriate to adjust FFO, as defined by NAREIT, for significant items driven by transactional activity and factors relating to the financial and real estate markets, rather than factors specific to the on-going operating performance of our properties. We use Operating FFO as an indicator of continuing operating results in planning and executing our business strategy. Operating FFO should not be considered to be an alternative to net earnings computed under GAAP as an indicator of our operating performance, and may not be directly comparable to similarly-titled measures reported by other companies. Operating FFO is defined as FFO, as defined by NAREIT, adjusted to exclude: i) activity related to our land held for divestiture (including impairment charges); ii) impairment of non-depreciable real estate; iii) write-offs of abandoned development projects; iv) income recognized on state and federal historic and other tax credits; v) gains or losses from extinguishment of debt; vi) change in fair market value of nondesignated hedges; vii) gains or losses on change in control of interests; viii) the adjustment to recognize rental revenues and rental expense using the straight-line method; ix) participation payments to ground lessors on refinancing of our properties; x) other transactional items; xi) the Nets pre-tax FFO; and xii) income taxes on FFO. In our first year of reporting this measure we included the change in the fair market value of our nondesignated derivatives recorded as interest expense and participation payments to ground lessors on refinancing of our properties in the calculation of Operating FFO. We believe these changes in fair market value and participation payments relate to factors in the financial and real estate markets and are not specific to the ongoing operating performance of our properties. Therefore, during the six months ended July 31, 2013, we modified our definition of Operating FFO to exclude the change in the fair market value of certain nondesignated derivatives and participation payments to ground lessors on refinancing activity. Prior period comparisons were adjusted for comparability purposes. 54

RECONCILIATION OF OPERATING FFO TO FFO

Pro-Rata Consolidation	Three Months Ended October 31,			Nine Months Ended October 31,		
	2013	2012	% Change	2013	2012	% Change
	(in thousands)			(in thousands)		
Portfolio Pre-tax FFO:						
Commercial Group	$ (89,909)	$ 77,336		$ 31,502	$ 235,268	
Residential Group	34,266	33,042		81,594	96,547	
Arena	662	2,278		(2,906)	4,890	
Land Group	6,596	615		12,147	(46,927)	
Adjustments to Portfolio Pre-Tax FFO:						
Net (gain) loss on land held for divestiture activity	(186)	(277)		5,968	51,575	
Impairment of non-depreciable real estate	97,376	—		97,376	—	
Abandoned development project write-offs	26,528	401		29,304	13,754	
Tax credit income	(6,780)	(4,851)		(18,149)	(16,732)	
(Gain) loss on extinguishment of portfolio debt	70	(9,019)		(24,344)	(7,175)	
Change in fair market value of nondesignated hedges	(4,043)	(2,709)		5,778	(10,570)	
Net gain on change in control of interests	—	—		(2,762)	(4,064)	
Straight-line rent adjustments	(4,886)	(3,107)		(10,877)	(11,717)	
Participation payments	303	—		2,801	—	
Non-outlot land sales	—	—		(8,927)	(36,484)	
Non-capitalizable demolition costs	8,200	—		8,200	—	
Adjustments to Portfolio Pre-Tax FFO subtotal	116,582	(19,562)		84,368	(21,413)	
Portfolio Pre-tax Operating FFO	68,197	93,709	(27.2)%	206,705	268,365	(23.0)%
Corporate Group Pre-tax FFO	(39,960)	(32,164)		(102,927)	(86,864)	
Loss on extinguishment of debt - Corporate Group	13,076	789		18,102	789	
Operating FFO	41,313	62,334	(33.7)%	121,880	182,290	(33.1)%
Nets Pre-tax FFO	(50)	(7,477)		(2,763)	(22,707)	
Add back adjustments to Portfolio Pre-Tax FFO above	(116,582)	19,562		(84,368)	21,413	
Add back loss on extinguishment of debt - Corporate Group	(13,076)	(789)		(18,102)	(789)	
Income tax benefit (expense) on FFO	69,393	6,000		96,177	9,652	
FFO	$ (19,002)	$ 79,630	(123.9)%	$ 112,824	$ 189,859	(40.6)%

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RECONCILIATION OF NET EARNINGS/(LOSS) TO FFO 56 (1) (2) See page 34 in the Supplemental Package furnished with the SEC for the quarter ended October 31, 2013 for footnotes. 2013 2012 2013 2012 Net earnings (loss) attributable to Forest City Enterprises, Inc. 153,329$ (1,078)$ 117,680$ (22,043)$ Depreciation and Amortization—Real Estate Groups 96,609 73,526 283,012 216,436 Impairment of depreciable rental properties 87,317 30,364 95,372 35,304 Gain on disposition of rental properties (526,555) (19,299) (567,245) (43,320) Income tax expense (benefit) adjustments — current and deferred (2) Gain on disposition of rental properties 204,162 7,893 220,993 17,174 Impairment of depreciable rental properties (33,864) (11,776) (36,988) (13,692) FFO (19,002)$ 79,630$ 112,824$ 189,859$ FFO Per Share - Diluted Numerator (in thousands) : FFO (19,002)$ 79,630$ 112,824$ 189,859$ I f-Converted Method (adjustments for interest, net of tax): 3.625% Puttable Senior Notes due 2014 — 1,110 1,275 3,329 5.000% Convertible Senior Notes due 2016 — 382 1,148 1,148 4.250% Convertible Senior Notes due 2018 — 2,277 6,830 6,830 3.625% Convertible Senior Notes due 2020 — — 1,884 — FFO for per share data (19,002)$ 83,399$ 123,961$ 201,166$ Denominator Weighted average shares outstanding—Basic 197,721,350 170,777,898 192,512,992 169,817,482 Effect of stock options, restricted stock and performance shares — 1,220,010 1,460,461 965,683 Effect of convertible preferred stock — 13,300,629 108,334 14,133,715 Effect of convertible debt — 33,499,503 29,659,197 33,499,503 Effect of convertible Class A Common Units — 3,646,755 3,646,755 3,646,755 Weighted average shares outstanding - Diluted (1) 197,721,350 222,444,795 227,387,739 222,063,138 FFO Per Share (0.10)$ 0.37$ 0.55$ 0.91$ Three Months Ended October 31, Nine Months Ended October 31, (in thousands)

Forest City Enterprises, Inc., is an NYSE-listed national real estate company with $9.3 billion in total assets (10/31/2013). The Company is principally engaged in the ownership, development, management and acquisition of commercial and residential real estate and land throughout the United States. Founded in 1920 and based in Cleveland, Ohio, Forest City’s diverse portfolio includes hundreds of premier properties located throughout the United States. We are especially active in our Core Markets – New York City, Boston, Greater Washington, D.C./Baltimore, Denver, Los Angeles, Greater San Francisco, Dallas, Philadelphia and Chicago – where we have overcome high barriers to entry and developed a unique franchise. These are great urban markets with strong demographics and good growth potential. Investor Relations Contacts: Jeff Frericks 216-416-3546 jeffreyfrericks@forestcity.net Dale Koler 216-416-3341 dalekoler@forestcity.net INVESTOR PRESENTATION, DECEMBER 2013